SCHEDULE 13G

EXHIBIT B

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

          The undersigned persons agree and consent to the joint filing on their behalf of this Schedule 13G in connection with their beneficial ownership of the Common Stock of TXU Corp.

Dated: February 14, 2003	/S/ WARREN E. BUFFETT

Warren E. Buffett

BERKSHIRE HATHAWAY INC.

Dated: February 14, 2003	/S/ WARREN E. BUFFETT

By: Warren E. Buffett
Title: Chairman of the Board

OBH, INC.

Dated: February 14, 2003	/S/ WARREN E. BUFFETT

By: Warren E. Buffett
Title: Chairman of the Board

NATIONAL INDEMNITY COMPANY

Dated: February 14, 2003	/S/ WARREN E. BUFFETT

By: Warren E. Buffett
Title: Chairman of the Board

GEICO CORPORATION

Dated: February 14, 2003	/S/ WARREN E. BUFFETT

By: Warren E. Buffett
Title: Chairman of the Board

GOVERNMENT EMPLOYEES INSURANCE COMPANY

Dated: February 14, 2003	/S/ WARREN E. BUFFETT

By: Warren E. Buffett
Title: Chairman of the Board

BERKSHIRE HATHAWAY LIFE INSURANCE OF NEBRASKA

Dated: February 14, 2003	/S/ MARC D. HAMBURG

By: Marc D. Hamburg
Title: Treasurer

CORNHUSKER CASUALTY COMPANY

Dated: February 14, 2003	/S/ RODNEY ELDRED

By: Rodney Eldred
Title: President and Chief Executive Officer

BENJAMIN MOORE PENSION

Dated: February 14, 2003	/S/ YVAN DUPUY

By: Yvan Dupuy
Title: President and Chief Executive Officer, Benjamin Moore

THE BUFFALO NEWS OFFICE PENSION PLAN

Dated: February 14, 2003	/S/ STANFORD LIPSEY

By: Stanford Lipsey
Title: President and Chief Executive Officer, The Buffalo News

THE BUFFALO NEWS EDITORIAL PENSION PLAN

Dated: February 14, 2003	/S/ STANFORD LIPSEY

By: Stanford Lipsey
Title: President and Chief Executive Officer, The Buffalo News

FLIGHTSAFETY INTERNATIONAL INC. RETIREMENT INCOME PLAN

Dated: February 14, 2003	/S/ AL UELTSCHI

By: Al Ueltschi
Title: President and Chief Executive Officer, FlightSafety International, Inc.

FRUIT OF THE LOOM PENSION TRUST

Dated: February 14, 2003	/S/ JOHN HOLLAND

By: John Holland
Title: President and Chief Executive Officer, Fruit of the Loom

GEICO CORPORATION PENSION PLAN TRUST

Dated: February 14, 2003	/S/ LOU SIMPSON

By: Lou Simpson
Title: President and Chief Executive Officer, GEICO Corporation

JOHNS MANVILLE CORPORATION MASTER PENSION TRUST

Dated: February 14, 2003	/S/ JERRY HENRY

By: Jerry Henry
Title: President and Chief Executive Officer, Johns Manville Corporation

JUSTIN BRANDS, INC. UNION PENSION PLAN & JUSTIN BRANDS, INC.
PENSION PLAN & TRUST

Dated: February 14, 2003	/S/ RANDY WATSON

By: Randy Watson
Title: President and Chief Executive Officer, Justin Brands, Inc.

ACME BRICK COMPANY PENSION TRUST

Dated: February 14, 2003	/S/ HAROLD MELTON

By: Harold Melton
Title: President and Chief Executive Officer, Acme Building Brands

SCOTT FETZER COMPANY COLLECTIVE INVESTMENT TRUST

Dated: February 14, 2003	/S/ KEN SEMELSBERGE

By: Ken Semelsberge
Title: President and Chief Executive Officer, Scott Fetzer Companies